EXHIBIT NO. 99.11(c)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-1657 on Form N-1A of our reports dated September 8, 1998, on the financial statements and financial highlights of MFS Strategic Value Fund, MFS Small Cap Value Fund and MFS Emerging Markets Debt Fund included in the 1998 Annual Report to Shareholders.



                                                       /s/ ERNST & YOUNG LLP
                                                       ---------------------
                                                       Ernst & Young LLP



Boston, Massachusetts
November 23, 1998